Exhibit 99
Viacom Appoints Bob Bakish CEO
Board of Directors Discontinue Exploration of Potential Combination with CBS
NEW YORK--(BUSINESS WIRE)-- The Board of Directors of Viacom Inc. (NASDAQ: VIAB, VIA) announced today that it has discontinued the exploration of a potential combination with CBS following receipt of National Amusements' letter and request, and dissolved the Special Committee that was formed to evaluate a potential transaction. It has appointed Bob Bakish as President and Chief Executive Officer and as a member of the Board, effective immediately.
Mr. Bakish has served as Acting President and Chief Executive Officer of Viacom since November 15. He has held leadership positions throughout the organization since joining in 1997, most recently serving as President and Chief Executive Officer of Viacom International Media Networks prior to his Acting CEO role.
Tom May, Chairman of the Board, said, "In Bob's short time as Acting President and CEO he has impressed the Board of Directors with the decisive steps he has taken. He has moved quickly to deliver upon the mandate given to him - to maximize Viacom's potential as a strong, growing and independent company. We have great confidence in Bob's strategic vision and his ability to move forward aggressively to position Viacom for the future."
Shari Redstone, Vice Chair of the Board, said, "I am very excited by the strategy Viacom is pursuing under Bob's leadership, as well as the relentless hard work and passion he has demonstrated not only in his fast start at the helm but in his many years at the company. While there is much work to do, I firmly believe that Viacom has a bright future, and that confidence is underpinned by senior management's commitment to innovation and a more coordinated, global approach to managing our brands."
Bob Bakish, President and Chief Executive Officer, said, "I am honored to be chosen by the Board to lead Viacom, its world-class brands and exceedingly talented people. I believe unequivocally in this company and its potential to create new opportunities and drive greater value as our business evolves and our industry transforms. We've been working very quickly to mobilize the organization, reenergize our culture and address our areas of greatest need. I look forward to continuing to work closely with the Board and our team to build on this momentum, and will share more on our plan and path forward in the New Year."
About Bob Bakish
Prior to his Acting CEO role, Bob Bakish was President and CEO of Viacom International Media Networks (VIMN), and its predecessor company MTV Networks International, since 2007, with oversight of all of Viacom's media networks and related businesses outside the U.S. In this role, he drove the development of its international portfolio of core TV brands, with MTV and Nickelodeon being joined by Comedy Central, Paramount Channel, BET, Spike and Nick Jr. on pay and free TV platforms worldwide. In addition, Bakish has overseen the creation and growth of the company's Viacom18 Indian joint venture, which includes the Colors general entertainment networks, as well as the acquisition of Channel 5 in the U.K., and Telefe in Argentina.
Under Bakish, the company consistently grew profitability while expanding its TV, online and geographic footprint. Viacom's 200 plus TV channels now reach a cumulative 3.9 billion subscribers across more than 180 countries and broadcast in more than 40 languages. Bakish has also overseen the transition from TV to multiplatform distribution, with VIMN significantly growing online engagement with its video content, having launched a range of cutting edge digital properties including the Viacom Play Plex suite of mobile streaming apps that give on-demand access to the best TV content from its brands, all while building its branded presence on 3rd party video-on-demand and social media platforms, with an estimated 850 million fans and followers worldwide.
Bakish's growth strategy for VIMN also involved substantially increasing the amount of original programming produced by Viacom internationally, driven in part by the recently opened Viacom International Studios in Miami, and Channel 5 Productions in the UK. In addition, he has expanded the off-screen presence of VIMN's brands through live events, stores, theme parks and hotels.
Bakish has delivered significant growth in some of the world's most valuable media markets including established markets like the U.K., Italy and Spain, as well as higher growth markets such as India, Argentina, Mexico, Brazil, China, Russia and Africa.

Previously, Mr. Bakish was President, MTV Networks International, running MTVN's operations outside the U.S. He previously served as EVP, Operations and Viacom Enterprises, and prior to that as EVP and Chief Operating Officer, MTV Networks Advertising Sales. Prior to joining MTV Networks, Mr. Bakish was SVP, Planning, Development and Technology at Viacom. Before joining Viacom in February 1997, Mr. Bakish was a partner with Booz Allen & Hamilton in its Media and Entertainment practice.
Mr. Bakish received an M.B.A. from the Columbia Business School in 1989 and a B.S. in Operations Research from Columbia's School of Engineering and Applied Science in 1985.
About Viacom
Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form content, apps, games, consumer products, social media experiences, and other entertainment content for audiences in more than 180 countries. Viacom's media networks, including Nickelodeon, Comedy Central, MTV, VH1, Spike, BET, CMT, TV Land, Nick at Nite, Nick Jr., Logo, Nicktoons, TeenNick, Channel 5 (UK), Telefe (Argentina) and Paramount Channel, reach over 3.9 billion cumulative television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment.
For more information about Viacom and its businesses, visit www.viacom.com. Keep up with Viacom news by following Viacom's blog at blog.viacom.com and Twitter feed at www.twitter.com/viacom.
Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the effect of recent changes in management and our board of directors; the public acceptance of our brands, programs, motion pictures and other entertainment content on the various platforms on which they are distributed; the impact of inadequate audience measurement on our program ratings and advertising and affiliate revenues; technological developments and their effect in our markets and on consumer behavior; competition for content, audiences, advertising and distribution; the impact of piracy; economic fluctuations in advertising and retail markets, and economic conditions generally; fluctuations in our results due to the timing, mix, number and availability of our motion pictures and other programming; the potential for loss of carriage or other reduction in the distribution of our content; changes in the Federal communications or other laws and regulations; evolving cybersecurity and similar risks; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2016 Annual Report on Form 10-K and reports on Form 10- Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.
Media:
Viacom
Julia Phelps, 212-846-5288
Julia.Phelps@vimn.com
or
Finsbury, on behalf of Viacom
Michael Gross, 646-805-2003
or
Sara Evans, 646-805-2066